                                                                    Exhibit 10.7

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                                  HF HOLDINGS, INC.



                         ----------------------------------
                                AMENDED AND RESTATED
                                   NOTE AGREEMENT
                         ----------------------------------



                           DATED AS OF SEPTEMBER 27, 1999








                                     $7,500,000
              0% CONVERTIBLE SUBORDINATED NOTES DUE SEPTEMBER 27, 2011










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




                                TABLE OF CONTENTS
                             (NOT PART OF AGREEMENT)

                                                                        PAGE

1.
       PAYMENTS............................................................1
        1.1    INTEREST PAYMENT............................................1
        1.2    REQUIRED PRINCIPAL PAYMENTS.................................1
        1.3    MANNER OF PAYMENTS..........................................1

2.     REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.......................2
        2.1    REGISTRATION OF NOTES.......................................2
        2.2    EXCHANGE OF NOTES...........................................2
        2.3    REPLACEMENT OF NOTES........................................3
        2.4    ISSUANCE TAXES..............................................3

3.     GENERAL COVENANTS...................................................3
        3.1    PAYMENT OF NOTES AND MAINTENANCE OF OFFICE..................4
        3.2    MERGERS AND CONSOLIDATIONS..................................4
        3.3    FINANCIAL AND BUSINESS INFORMATION..........................4

4.     EVENTS OF DEFAULT...................................................5
        4.1    EVENTS OF DEFAULT...........................................5
        4.2    DEFAULT REMEDIES............................................6
        4.3    ANNULMENT OF ACCELERATION OF NOTES..........................7

5.     SUBORDINATION.......................................................7
        5.1    GENERAL.....................................................7
        5.2    INSOLVENCY..................................................7
        5.3    PROOFS OF CLAIM.............................................8
        5.4    DEFAULT IN RESPECT OF SENIOR DEBT...........................8
        5.5    TURNOVER OF PAYMENTS........................................10
        5.6    SUBORDINATION UNAFFECTED BY CERTAIN EVENTS....  ............10
        5.7    WAIVER AND CONSENT..........................................11
        5.8    REINSTATEMENT OF SUBORDINATION..............................11
        5.9    OBLIGATIONS NOT IMPAIRED....................................12
        5.10   PAYMENT OF SENIOR DEBT; SUBROGATION.........................12
        5.11   RELIANCE OF HOLDERS OF SENIOR DEBT..........................12
        5.12   IDENTITY OF HOLDERS OF SENIOR DEBT..........................13

6.     INTERPRETATION OF THIS AGREEMENT....................................13
        6.1    TERMS DEFINED...............................................13
        6.2    ACCOUNTING PRINCIPLES.......................................24
        6.3    SECTION HEADINGS AND TABLE OF CONTENTS AND CONSTRUCTION.....25
        6.4    GOVERNING LAW...............................................26

7.     CONVERSION AND EXCHANGE OF NOTES FOR COMMON STOCK...................26
        7.1    NOTICE OF OCCURRENCE OF A TRIGGERING EVENT..................26
        7.2    CONVERSION OF NOTES AT OPTION OF HOLDER.....................26
        7.3    EXCHANGE OF NOTES FOR COMMON STOCK BY THE COMPANY...........28
        7.4    RESERVATION OF SHARES.......................................29
        7.5    ADJUSTMENT OF CONVERSION PRICE IN RESPECT OF STOCK
               DIVIDENDS, STOCK SPLITS, ETC................................30
        7.6    DE MINIMIS CHANGES IN CONVERSION PRICE......................30
        7.7    NOTICE OF CHANGE IN CONVERSION PRICE........................31
        7.8    EFFECT OF CONSOLIDATION, MERGER, SALE OR RECLASSIFICATION...31
        7.9    COMMON STOCK SUBJECT TO STOCKHOLDERS AGREEMENT..............32
        7.10   INTEREST IN EXCESS OF 24.9%.................................32
        7.11   AUTOMATIC CONVERSION UPON INSOLVENCY.... ...................33

8.     MISCELLANEOUS.......................................................34
        8.1    COMMUNICATIONS..............................................34
        8.2    REPRODUCTION OF DOCUMENTS...................................35
        8.3    ENTIRE AGREEMENT............................................35
        8.4    SUCCESSORS AND ASSIGNS......................................35
        8.5    AMENDMENT AND WAIVER........................................36
        8.6    EXPENSES....................................................37
        8.7    WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION; ETC..........37
        8.8    EXECUTION IN COUNTERPART....................................39


Annex 1              --  Address of Purchaser; Payment Instructions
Annex 2              --  Addresses for Notices

Attachment A         --  Form of Note

                       AMENDED AND RESTATED NOTE AGREEMENT

       AMENDED AND RESTATED NOTE AGREEMENT, dated as of September 27, 1999, among HF HOLDINGS, INC., a Delaware corporation (together with its successors and assigns, the "COMPANY"), and CREDIT SUISSE FIRST BOSTON CORPORATION, a Massachusetts corporation (together with its affiliates and their respective successors and assigns, the "PURCHASER").

                                    RECITALS

       WHEREAS, pursuant to the Securities Purchase Agreement, the Purchaser has agreed to purchase from the Company, and the Company has agreed to sell to the Purchasers, Seven Million Five Hundred Thousand Dollars ($7,500,000) in aggregate principal amount of the Notes; and

       WHEREAS, the Company and the Purchaser wish to enter into this Agreement to govern the terms of the Notes;

                                    AGREEMENT

       NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties to this Agreement hereby agree as follows:


1.       PAYMENTS

         1.1      NO INTEREST PAYMENTS.

         No interest shall accrue or be payable on the Notes.

         1.2      PAYMENT UPON MATURITY.

         The entire principal of the Notes outstanding on September 27, 2011 shall become due and payable on such date.

         1.3      MANNER OF PAYMENTS.

                  (a) MANNER OF PAYMENT. The Company shall pay all amounts payable with respect to each Note (without any presentment of such Notes and without any notation of such payment being made thereon) by crediting, by federal funds bank wire transfer, the account of the holder thereof in any bank in the United States of America as may be designated in writing by such holder, or in such other manner as may be reasonably directed or to such other address in the United States of America as may be reasonably designated in writing by such holder. Annex 1 shall be deemed to constitute notice, direction or designation (as appropriate) by the Purchaser to the Company with respect to payments to be made to the Purchaser as aforesaid. In the absence of such written direction, all amounts payable with respect to each Note shall be paid by check mailed and addressed to the registered holder of such Note at the address shown in the register maintained by the Company pursuant to Section 2.1.

                  (b) PAYMENTS DUE ON HOLIDAYS. If any payment due on, or with respect to, any Note shall fall due on a day other than a Business Day, then such payment shall be made on the first Business Day following the day on which such payment shall have so fallen due.

                  (c) PAYMENTS, WHEN RECEIVED. Any payment to be made to the holders of Notes hereunder or under the Notes shall be deemed to have been made on the Business Day such payment actually becomes available at such holder's bank prior to the close of business of such bank.

2.       REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES

         With respect to any transfer of Notes under this Agreement, the respective rights and obligations of the holders of the Notes and the Company under this Section 2 are, notwithstanding the provisions of this Section 2, subject to, and shall be construed consistent with, the terms of the Stockholders Agreement.

         2.1      REGISTRATION OF NOTES.

         The Company will keep at its office, maintained pursuant to Section 3.1, a register for the registration and transfer of Notes. The name and address of each holder of one or more Notes, each transfer thereof made in accordance with Section 2.2 and the name and address of each transferee of one or more Notes shall be registered in such register. The Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary, other than in accordance with Section 2.2.

         2.2      EXCHANGE OF NOTES.

                  (a) EXCHANGE OF NOTES. Upon surrender of any Note at the office of the Company maintained pursuant to Section 3.1, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder's attorney duly authorized in writing, the Company will execute and deliver, at the Company's expense (except as provided in Section 2.2(b)), a new Note or Notes in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be registered in the name of such Person as such holder may request and shall be substantially in the form of Attachment A. Each such new Note shall be dated the date of the surrendered Note. Each such new Note shall carry the same rights that were carried by the Note so exchanged or transferred. Notes shall not be transferred in denominations of less than One Hundred Thousand Dollars ($100,000), PROVIDED that a holder of Notes may transfer its entire holding of Notes regardless of the principal amount of such holder's Notes.

                  (b) COSTS. The Company will pay the cost of delivering to or from such holder's home office or custodian bank from or to the Company, insured to the reasonable satisfaction of such holder, the surrendered Note and any Note issued in substitution or replacement for the surrendered Note. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes.


         2.3      REPLACEMENT OF NOTES.

         Upon receipt by the Company from the registered holder of a Note of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an institutional investor, notice from such institutional investor of such loss, theft, destruction or mutilation), and:

                  (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company; PROVIDED, HOWEVER, that if the holder of such Note is a Purchaser, an institutional investor or a nominee of either, the unsecured agreement of indemnity of such Purchaser or such institutional investor (but not of any nominee therefor) shall be deemed to be satisfactory; or

                  (b) in the case of mutilation, upon surrender and cancellation thereof;

the Company at its own expense will execute and deliver, in lieu thereof, a replacement Note, dated the date of such lost, stolen, destroyed or mutilated Note.

         2.4      ISSUANCE TAXES.

         The Company will pay all taxes (if any) due in connection with and as the result of the initial issuance and sale of the Notes.


3.       COVENANTS

         The Company covenants that on and after the Closing Date and so long as any of the Notes shall be outstanding:

         3.1      PAYMENT OF NOTES AND MAINTENANCE OF OFFICE.

         The Company will punctually pay, or cause to be paid, the principal of the Notes, as and when the same shall become due according to the terms hereof and of the Notes, and will maintain an office at the address of the Company as provided in Section 8.1 where notices, presentations and demands in respect hereof or the Notes may be made upon it. Such office will be maintained at such address until such time as the Company notifies the holders of the Notes of any change of location of such office, which will in any event be located within the United States of America.


         3.2      MERGERS AND CONSOLIDATIONS.

         The Company will not merge into, consolidate with, or Transfer all or substantially all of its Property to, any other Person or permit any other Person to consolidate with or merge into it; PROVIDED, HOWEVER, that the foregoing restriction does not apply to the merger or consolidation of the Company with, or the Transfer by the Company of all or substantially all of its Property to, another corporation, so long as:

                  (a) the Person (the "SUCCESSOR CORPORATION") that results from such merger or consolidation or that purchases, leases, or acquires all or substantially all of such Property is a corporation duly incorporated under the laws of the United States of America or a jurisdiction thereof; and

                  (b) if the Company is not the Successor Corporation, the Successor Corporation shall expressly assume in writing, pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders, the due and punctual payment of the principal of the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants in the Notes, this Agreement and the other Financing Documents to be performed or observed by the Company.


         3.3      FINANCIAL AND BUSINESS INFORMATION.

         The Company shall deliver to each holder of Notes:

                  (a) SEC AND OTHER REPORTS -- promptly upon their becoming available:

                           (i) each financial statement, report, notice or proxy
                  statement sent by the Company or any Subsidiary to stockholders generally;

                           (ii) each regular or periodic report (including,
                  without limitation, each Form 10-K, Form 10-Q and Form 8-K), any registration statement which shall have become effective, and each final prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC; and

                           (iii) all press releases and other statements made
                  available by the Company or any Subsidiary to the public concerning material developments in the business of the Company or the Subsidiaries;

                  (b) NOTICE OF DEFAULT OR EVENT OF DEFAULT -- within five (5) Business Days of becoming aware:

                           (i) of the existence of any condition or event which
                  constitutes a Default or an Event of Default; or

                           (ii) that the holder of any Note, or of any Debt,
                  shall have given notice or taken any other action with respect to a claimed Default, Event of Default or default or event of default;

         a notice specifying the nature of the claimed Default, Event of Default or default or event of default and the notice given or action taken (if any) by such holder and what action the Company is taking or proposes to take with respect thereto;

                  (c) REQUESTED INFORMATION -- with reasonable promptness, such other data and information as from time to time may be reasonably requested by any holder of Notes.


4.       EVENTS OF DEFAULT


         4.1      EVENTS OF DEFAULT.

         An "EVENT OF DEFAULT" exists at any time if any of the following both occurs and is continuing thereafter for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

                  (a) PAYMENTS ON NOTES -- the Company fails to make the required payment of principal on any Note on or before the date such payment is due; or

                  (b) INSOLVENCY --

                           (i) INVOLUNTARY BANKRUPTCY PROCEEDINGS --

                                    (a) a receiver, liquidator, custodian or
                           trustee of the Company or any Subsidiary, or of all or any substantial part of the Property of any of them, is appointed by court order; or an order for relief is entered with respect the Company or any

                           Subsidiary, or the Company or any Subsidiary is adjudicated a bankrupt or insolvent;

                                    (b) all or any substantial part of the
                           Property of the Company or any Subsidiary is sequestered by court order; or

                                    (C) a petition is filed against the Company
                           or any Subsidiary under any bankruptcy,
                           reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and is not dismissed within sixty (60) days after such filing;

                           (ii) VOLUNTARY PETITIONS - the Company or any
                  Subsidiary files a petition in voluntary bankruptcy or seeks relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition against it under any such law; or

                           (iii) ASSIGNMENTS FOR BENEFIT OF CREDITORS, ETC. -
                  the Company or any Subsidiary makes an assignment for the benefit of its creditors, or consents to the appointment of a receiver, liquidator or trustee of an Obligor or Subsidiary or of all or a substantial part of its Property; or


         4.2      DEFAULT REMEDIES.

                  (a) ACCELERATION OF MATURITY OF NOTES.

                           (i) AUTOMATIC. If any Event of Default specified in
                  Section 4.1(b) shall exist, all of the Notes at the time outstanding shall automatically become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

                           (ii) BY ACTION OF HOLDERS. Subject to the next
                  succeeding sentence, if any Event of Default (other than an Event of Default specified in Section 4.1(b)) shall exist, the holder or holders of twenty-five percent (25%) or more in principal amount of the Notes at the time outstanding may exercise any right, power or remedy permitted to such holder or holders by law, and shall have, in particular, without limiting the generality of the foregoing, the right to declare, the entire principal of all the Notes then outstanding to be due and payable, and such Notes shall thereupon become forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith pay to the holder or holders of all the Notes then outstanding the entire principal of the Notes.

                  (b) NONWAIVER; REMEDIES CUMULATIVE. No course of dealing on the part of any holder of Notes nor any delay or failure on the part of any holder of Notes to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. All rights and remedies of each holder of Notes hereunder and under applicable law are cumulative to, and not exclusive of, any other rights or remedies any such holder of Notes would otherwise have.

         4.3      ANNULMENT OF ACCELERATION OF NOTES.

         If a declaration is made pursuant to Section 4.2(a)(ii), then and in every such case, the Required Holders may, in their sole discretion, by written instrument filed with the Company, rescind and annul such declaration, and the consequences thereof; PROVIDED, HOWEVER, that at the time such declaration is annulled and rescinded:

                  (a) no judgment or decree shall have been entered for the payment of any moneys due on or pursuant hereto or the Notes;

                  (b) all sums payable hereunder and under the Notes (except any principal of the Notes which shall have become due and payable by reason of such declaration under Section 4.2(a)(ii)) shall have been duly paid; and

                  (C) each and every other Default and Event of Default shall have been waived pursuant to Section 8.5 or otherwise made good or cured;

and PROVIDED FURTHER that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereon.

5.       SUBORDINATION

         5.1      GENERAL.

         The Subordinated Debt is subordinate and junior in right of payment to all Senior Debt to the extent provided in this Section 5.

         5.2      INSOLVENCY.

         In the event of:

                  (a) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Company, its creditors or its Property;

                  (b) any proceeding for the liquidation, dissolution or other winding-up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings;

                  (C) any assignment by the Company for the benefit of creditors; or

                  (D) any other marshalling of the assets of the Company;

all Senior Debt shall first be paid in full, in cash or cash equivalents, before any payment or distribution, whether in cash, Securities or other Property (other than Reorganization Securities), shall be made to any holder of any Subordinated Debt on account of any Subordinated Debt. Any payment or distribution, whether in cash, Securities or other Property (other than Reorganization Securities), which would otherwise (but for this Section 5) be payable or deliverable in respect of Subordinated Debt shall be paid or delivered directly to the holders of Senior Debt in accordance with the priorities then existing among such holders until all Senior Debt shall have been paid in full, in cash or cash equivalents.


         5.3      PROOFS OF CLAIM.

         If any holder of Subordinated Debt does not file a proper claim or proof of debt therefor prior to twenty (20) days before the expiration of the time to file such claim or proof, then each Senior Agent is hereby authorized and empowered (but not obligated) as the agent and attorney-in-fact for such holder for the specific and limited purpose set forth in this paragraph, to file such claim or proof for or on behalf of such holder; PROVIDED, HOWEVER, that such Senior Agent shall have, prior to taking any such action, given fifteen
(15) days prior written notice (which notice may be given up to sixty (60) days prior to the expiration of the time to file such claim) to such holder of Subordinated Debt and each other Senior Agent that they intend to file such claim or proof of debt. In no event may any Senior Agent or any holder of the Senior Debt vote any claim on behalf of any holder of the Subordinated Debt, and such agency and appointment of attorney-in-fact shall not extend to any such right to vote any such claim.


         5.4      DEFAULT IN RESPECT OF SENIOR DEBT; STANDSTILL.

         In the event that a Senior Debt Default shall occur, then, unless and until such Senior Debt Default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, Property or Securities or by set-off or otherwise) shall be made or agreed to be made on account of any Subordinated Debt, or as a sinking fund for any Subordinated Debt, or in respect of any redemption, retirement, purchase, prepayment or other acquisition or payment of any Subordinated Debt.

         Notwithstanding anything contained in this Agreement or any other Financing Document to the contrary, for so long as any Senior Debt is outstanding, no holder of any Subordinated Debt may take any action (other than giving the notice of acceleration referred to herein) to accelerate all or any portion of the Subordinated Debt (and no acceleration or purported acceleration pursuant to Section 4.2(a)(ii) shall become effective) or exercise any other remedies in respect thereof during any period (a "STANDSTILL PERIOD") commencing on the occurrence of an Event of Default and ending upon the earliest of:

                  (a) the date such Event of Default shall have been cured or waived or shall have ceased to exist;

                  (b) the date three hundred sixty-five (365) days after the commencement of such Standstill Period;

                  (c) the date upon which any holder or holders of any Debt of the Company (other than Subordinated Debt) in an aggregate amount exceeding One Million Dollars ($1,000,000), or any holder or holders of any Senior Debt, accelerate or declare such Debt to be due and payable prior to its stated maturity or prior to the regularly scheduled date or dates of payment, commence any action or proceeding to collect any such Debt or otherwise commence the exercise of any remedies against the Company;

                  (d) the first date upon which any Event of Default described in Section 4.1(b) shall have occurred and be continuing beyond any period of grace specified therein; and, in such event, the automatic acceleration of the Notes contemplated in respect of such Event of Default pursuant to Section 4.2(a)(i) shall occur immediately upon the termination of the Standstill Period; or

                  (e) the commencement of any foreclosure of any Lien upon Property of the Company the proceeds of which are applied, or may be applied, to the payment of any Debt of the Company in an aggregate amount exceeding One Million Dollars ($1,000,000).

Notwithstanding the foregoing, any holder or holders of Subordinated Debt seeking to accelerate all or a portion of the Subordinated Debt or exercise any remedies in respect thereof shall give the Senior Agent at least ten (10) days advance written notice of its intent to take such action and such action may not in any event be taken by such holder or holders until the later of the expiration of the applicable Standstill Period and the expiration of such ten
(10) day period.

         The Company shall, and each Senior Agent may, give prompt written notice to each holder of Subordinated Debt of its knowledge of facts which would give rise to any Senior Debt Default.

         5.5      TURNOVER OF PAYMENTS.

         If:

                  (a) any payment or distribution shall be paid to or collected or received by any holders of Subordinated Debt in contravention of any of the terms of this Section 5; and

                  (b) any Senior Agent shall have notified the holders of Subordinated Debt, within thirty (30) days of any such payment or distribution, of the facts by reason of which such payment or collection or receipt so contravenes this Section 5;

then such holders of Subordinated Debt will deliver such payment or distribution, to the extent necessary to pay all such Senior Debt in full, in cash or cash equivalents, to such Senior Agent, on behalf of the holders of the Senior Debt, and, until so delivered, the same shall be held in trust by such holders of Subordinated Debt as the property of the holders of such Senior Debt. If any amount is delivered to such Senior Agent pursuant to this Section 5.5, whether or not such amounts have been applied to the payment of Senior Debt, and the outstanding Senior Debt shall thereafter be paid in full, in cash or cash equivalents, by the Company or otherwise other than pursuant to this Section 5.5, the holders of Senior Debt shall return to such holders of Subordinated Debt an amount equal to the amount delivered to such holders of Senior Debt pursuant to this Section 5.5, so long as after the return of such amounts the Senior Debt shall remain paid in full, in cash or cash equivalents.

         Notwithstanding the foregoing, in the event that the holders of the Subordinated Debt reasonably believe that there is more than one holder of Senior Debt and the holders of the Subordinated Debt shall not have received reasonably satisfactory evidence that such Senior Agent is both entitled to accept such payment on behalf of all holders of Senior Debt and required to deliver payment to the other holders of the Senior Debt in the respective amounts, if any, due such holders of Senior Debt, then the holders of the Subordinated Debt may turn over such payment or distribution, rather than to the Senior Agent, to a court of competent jurisdiction in an appropriate interpleader proceeding pending determination by such court of the holders of Senior Debt entitled to receive all or any portion of such payment or distribution, and, from and after the date of such payment into court, the holders of the Subordinated Debt shall have no further liability therefor.


         5.6      SUBORDINATION UNAFFECTED BY CERTAIN EVENTS.

         The rights set forth in this Section 5 of the holders of the Senior Debt as against each holder of Subordinated Debt shall remain in full force and effect without regard to, and shall not be impaired by:

                  (a) any act or failure to act on the part of the Company;

                  (b) any extension or indulgence in respect of any payment or prepayment of the Senior Debt or any part therefor in respect of any other amount payable to any holder of Senior Debt;

                  (c) any amendment, modification, restatement, refinancing or waiver of, or addition or supplement to, or deletion from, or compromise, release, consent or other action in respect of, any of the terms of any Senior Debt or any other agreement which may be relating to any Senior Debt, other than such as would cause all or any portion of such Debt to fail to meet the definition of "Senior Debt;"

                  (d) any exercise or non-exercise by any holder of Senior Debt of any right, power, privilege or remedy under or in respect of any Senior Debt or Subordinated Debt or any waiver of any such right, power, privilege or remedy or any default in respect of any Senior Debt or the Subordinated Debt, any dealing with or action against any collateral security therefor or any receipt by any holder of Senior Debt of any security, or any failure by any holder of Senior Debt to perfect a security interest in, or any release by any such of Senior Debt of, any security for the payment of any Senior Debt;

                  (e) any merger or consolidation of the Company or any of its Subsidiaries into or with any of its Subsidiaries or into or with any Person, or any Transfer of any or all of the Property of the Company or any of its Subsidiaries to any other Person; or

                  (f) the absence of any notice to, or knowledge by, any holder of Subordinated Debt of the existence or occurrence of any of the matters or events set forth in the foregoing clauses (a) through (e).

         5.7      WAIVER AND CONSENT.

         Each holder of Subordinated Debt waives any and all notices of the acceptance of the provisions of this Section 5 or of the creation, renewal, extension or accrual, now or at any time in the future, of any Senior Debt.

         5.8      REINSTATEMENT OF SUBORDINATION.

         The obligations of each holder of Subordinated Debt under the provisions set forth in this Section 5 shall continue to be effective, or be reinstated, as the case may be, as to any payment in respect of any Senior Debt that is rescinded or must otherwise be returned by the holder of such Senior Debt upon the occurrence or as a result of any bankruptcy or judicial proceeding, all as though such payment had not been made.

         5.9      OBLIGATIONS NOT IMPAIRED.

         Nothing contained in this Section 5 shall impair, as between the Company and any holder of Subordinated Debt, the obligation of the Company to pay to such holder the principal thereof as and when the same shall become due and payable in accordance with the terms thereof and to comply with each and every provision of the Notes and this Agreement or prevent any holder of any Subordinated Debt from exercising all rights, powers and remedies otherwise permitted by applicable law or under this Agreement, all subject to the rights of the holders of the Senior Debt to receive cash, Securities or other Property otherwise payable or deliverable to the holders of Subordinated Debt.

         5.10     PAYMENT OF SENIOR DEBT; SUBROGATION.

         Upon the payment in full of all Senior Debt, the holders of Subordinated Debt shall be subrogated to all rights of any holder of Senior Debt to receive any further payments or distributions applicable to the Senior Debt until the Subordinated Debt shall have been paid in full, and such payments or distributions received by the holders of Subordinated Debt by reason of such subrogation, of cash, Securities or other Property which otherwise would be paid or distributed to the holders of Senior Debt, shall, as between the Company and its creditors other than the holders of Senior Debt, on the one hand, and the holders of Subordinated Debt, on the other hand, be deemed to be a payment by the Company on account of Senior Debt and not on account of Subordinated Debt.

         5.11     RELIANCE OF HOLDERS OF SENIOR DEBT.

         Each holder of Subordinated Debt by its acceptance thereof shall be deemed to acknowledge and agree that the foregoing subordination provisions are, and are intended to be, an inducement to and a consideration of each holder of any Senior Debt, whether such Senior Debt was created or acquired before or after the creation of Subordinated Debt, to acquire and hold, or to continue to hold, such Senior Debt, and such holder of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and holding, or in continuing to hold, such Senior Debt. Each such holder of Senior Debt is intended to be, and is, a third party beneficiary of this Section 5. Each holder of Subordinated Debt acknowledges and agrees that the provisions set forth in this Section 5 shall be enforceable against such Persons by the holders of the Senior Debt. Notwithstanding anything contained in this Agreement or any other Financing Document to the contrary, no amendment, modification or supplement of the provisions of this Section 5 (including, without limitation, this Section 5.11) shall be effective as to any holder of Senior Debt without the consent of such holder.

         5.12     IDENTITY OF HOLDERS OF SENIOR DEBT.

         Upon the request of any holder of Subordinated Debt, the Company shall deliver to such holder a list of all holders of Senior Debt outstanding at such time, providing the name and address of each such holder of Senior Debt and the principal amount of Senior Debt held by each such holder; PROVIDED, HOWEVER, that, if any holder of Senior Debt shall have appointed an agent or other representative with respect to the Senior Debt held by it, the Company may provide the name and address of such agent or representative in lieu of the name and address of such holder of Senior Debt.

6.       INTERPRETATION OF THIS AGREEMENT

         6.1      TERMS DEFINED.

         As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

         AFFILIATE -- means and includes, at any time, each Person (other than a Subsidiary):

                  (a) that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company;

                  (b) that beneficially owns or holds five percent (5%) or more of any class of the Voting Stock of the Company;

                  (c) five percent (5%) or more of the Voting Stock (or in the case of a Person that is not a corporation, five percent (5%) or more of the equity interest) of which is beneficially owned or held by the Company; or

                  (d) that is an officer or director of the Company;

at such time; PROVIDED, HOWEVER, that none of the Purchasers nor any affiliate of any Purchaser shall be deemed to be an "Affiliate," and no Person holding any one or more of the Notes shall be deemed to be an "Affiliate" solely by virtue of the ownership of such securities. As used in this definition:

                   CONTROL -- means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         AGREEMENT, THIS -- and references thereto shall mean this Amended and Restated Note Agreement as it may from time to time be amended or supplemented.

         BANKING LAWS - means and includes the BHCA and the IBA.

         BANKRUPTCY CODE -- means Title 11, United States Code, sections 1 ET SEQ., as amended from time to time, and all rules promulgated thereunder.

         BHCA - the Bank Holding Company Act of 1956, as amended, and the rules, regulations and official or staff interpretations promulgated thereunder, all as from time to time in effect.

         BUSINESS DAY -- means a day other than a Saturday, a Sunday or a day on which banks in the State of New York are required or permitted by law (other than a general banking moratorium or holiday for a period exceeding four (4) consecutive days) to be closed.

         CAPITAL LEASE -- means, at any time, a lease with respect to which the lessee is required to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

         CAPITAL STOCK -- means any class of preferred, common or other capital stock, share capital or similar equity interest of a Person including, without limitation, any partnership interest in any partnership or limited partnership and any membership interest in any limited liability company.

         CLOSING DATE -- means the date any Notes are first sold.

         COMMON STOCK -- means the Common Stock, par value $0.001 per share, of the Company.

         COMPANY -- the introductory paragraph.

         CONVERSION PRICE - means, per share of Common Stock, Three and Eighty-Eight Thousand Three Hundred Forty Seven Hundred-Thousandths Dollars ($3.88347), as adjusted and readjusted from time to time in accordance with
Section 7.

         CONVERTIBLE NOTE SHARES - Section 6.1 (in the definition of Tentative Purchaser Ownership Level.

         DEBT -- with respect to any Person, means, without duplication, the liabilities of such Person with respect to:

                  (a) BORROWED MONEY -- borrowed money;

                  (b) DEFERRED PURCHASE PRICE OF PROPERTY -- the deferred purchase price of Property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such Property);

                  (c) SECURED LIABILITIES -- borrowed money secured by any Lien existing on Property owned by such Person (whether or not such liabilities have been assumed);

                  (d) CAPITAL LEASES -- Capital Leases of such Person;

                  (e) LETTERS OF CREDIT -- letters of credit, bankers' acceptances or instruments serving a similar function issued or accepted by banks and other financial institutions for the account of such Person, other than undrawn trade letters of credit in the ordinary course of business;

                  (e) SWAPS -- Swaps of such Person; and

                  (g) GUARANTEES -- any Guaranty of such Person of any obligation or liability of another Person of obligations of the type listed in clause (a) through clause (f) of this definition of Debt.

As used in this definition,

                  SWAPS -- means, with respect to any Person, obligations with respect to interest rate swaps and currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency, except that if any agreement relating to such obligation provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligations shall be the net amount thereof. The aggregate net obligation of Swaps at any time shall be the aggregate amount of the obligations of such Person under all Swaps assuming all such Swaps had been terminated by such Person as of the end of the then most recently ended fiscal quarter of such Person. If such net aggregate obligation shall be an amount owing to such Person, then the amount shall be deemed to be Zero Dollars ($0).

Unless the context otherwise requires, "Debt" means Debt of the Company or of a Subsidiary.

         DEFAULT -- means any event which, with the giving of notice or the passage of time, or both, would become an Event of Default.

         EVENT OF DEFAULT -- Section 4.1.

         EXCHANGE ACT -- means the Securities Exchange Act of 1934, as amended, together with the rules and regulations of the SEC thereunder.

         EXCESS SHARES - means, at any time:

                  (a) for purposes of Section 7.10(a)(i), a number of LLC Shares equal to the lesser of (a) all LLC Shares and (b) the minimum number of LLC Shares, Convertible Note Shares and Option Shares that, when subtracted from both the numerator and denominator of the Tentative Purchaser Ownership Level, will cause the Tentative Purchaser Ownership Level not to exceed the Permissible Purchaser Ownership Level;

                  (b) for purposes of Section 7.10(a)(ii) and Section 7.10(b), a number of Convertible Note Shares equal to the lesser of (a) all Convertible Note Shares and (b) the minimum number of LLC Shares, Convertible Note Shares and Option Shares that, when subtracted from both the numerator and denominator of the Tentative Purchaser Ownership Level, will cause the Tentative Purchaser Ownership Level not to exceed the Permissible Purchaser Ownership Level; and

                  (c) for purposes of Section 7.10(a)(iii), a number of Option Shares equal to the lesser of (a) all Option Shares and (b) the minimum number of LLC Shares, Convertible Note Shares and Option Shares that, when subtracted from both the numerator and denominator of the Tentative Purchaser Ownership Level, will cause the Tentative Purchaser Ownership Level not to exceed the Permissible Purchaser Ownership Level.

         EXCHANGE DATE -- Section 7.3(b).

         EXEMPT TRANSFEREE - Section 6.1 (in the definition of "Purchaser Transferee").

         FINANCING DOCUMENTS -- means and includes this Agreement, the Securities Purchase Agreement, the Notes, the Stockholders Agreement and the other agreements, certificates and instruments to be executed pursuant to the terms of each of the foregoing, as each may be amended, restated or otherwise modified from time to time.

         GAAP -- means accounting principles as promulgated from time to time in statements, opinions and pronouncements by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board and in such statements, opinions and pronouncements of such other entities with respect to financial accounting of for-profit entities as shall be accepted by a substantial segment of the accounting profession in the United States of America.

         GUARANTY -- means with respect to any Person (for the purposes of this definition, the "Guarantor") any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person (the "Primary Obligor") in any manner, whether directly or indirectly, including, without limitation, obligations incurred through an agreement, contingent or otherwise, by the Guarantor:

                  (a) to purchase such indebtedness or obligation or any Property constituting security therefor;

                  (b) to advance or supply funds

                           (i) for the purchase or payment of such indebtedness,
                  dividend or obligation; or

                           (ii) to maintain working capital or other balance
                  sheet condition or any income statement condition of the Primary Obligor or otherwise to advance or make available funds for the purchase or payment of such indebtedness, dividend or obligation;

                  (c) to lease Property or to purchase securities or other Property or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of the Primary Obligor to make payment of the indebtedness or obligation; or

                  (d) otherwise to assure the owner of the indebtedness or obligation of the Primary Obligor against loss in respect thereof.

For purposes of computing the amount of any Guaranty, in connection with any computation of indebtedness or other liability:

                  (i) in each case where the obligation that is the subject of such Guaranty is in the nature of indebtedness for money borrowed it shall be assumed that the amount of the Guaranty is the amount of the direct obligation then outstanding; and

                  (ii) in each case where the obligation that is the subject of such Guaranty is not in the nature of indebtedness for money borrowed it shall be assumed that the amount of the Guaranty is the amount (if any) of the direct obligation that is then due.

         IBA - the International Banking Act of 1978, as amended, and the rules, regulations and official or staff interpretations promulgated thereunder, all as from time to time in effect.

         ICON -- means ICON Health & Fitness, Inc., a Delaware corporation and Subsidiary of the Company, together with its successors and assigns.

         ICON RESTRUCTURING -- means the closing of the issuance and sale of the Notes and the other transactions contemplated by the Term Sheet.

         INITIAL PUBLIC OFFERING - means "Initial Public Offering" as defined in the Stockholders Agreement.

         LENDER -- means "Lender" as defined in the Senior Credit Agreement.

         LIEN -- means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property (for purposes of this definition, the "Owner"), whether such interest is based on the common law, statute or contract, and includes but is not limited to:

                  (a) the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes, and the filing of any financing statement under the Uniform Commercial Code of any jurisdiction, or an agreement to give any of the foregoing;

                  (b) reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting real Property;

                  (c) stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements affecting the Owner's rights in stock owned by the Owner; and

                  (d) any interest in any Property held by the Owner evidenced by a conditional sale agreement, Capital Lease or other arrangement pursuant to which title to such Property has been retained by or vested in some other Person for security purposes.

The term "Lien" does not include negative pledge clauses in loan agreements and equal and ratable security clauses in loan agreements.

         LIQUIDITY EVENT - means "Liquidity Event" as defined in the Stockholders Agreement.

         LLC - means HF Investment Holdings, LLC, a Delaware limited liability company.

         LLC AGREEMENT - means the Amended and Restated Limited Liability Company Agreement of the LLC, dated as of September 27, 1999, by and among Bain Capital Fund IV, L.P., Bain Capital Fund IV-B, L.P., BCIP Associates and BCIP Trust Associates, L.P., each a Delaware limited partnership, Gary Stevenson, an individual residing in Riverheight, Utah, Scott Watterson, an individual residing in Providence, Utah, and such other Persons as may from time to time be admitted as Members (as defined therein), as amended, restated or otherwise modified from time to time.

         LLC SHARES - Section 6.1 (in the definition of Tentative Purchaser Ownership Level).

         NOTE -- means and includes each 0% Convertible Subordinated Note due September 27, 2011 issued pursuant to this Agreement.

         OPTION SHARES - Section 6.1 (in the definition of Tentative Purchaser Ownership Level).

         OWNERSHIP BASE - Section 6.1 (in the definition of Tentative Purchaser Ownership Level).

         PERMISSIBLE PURCHASER OWNERSHIP LEVEL - means at any time the greater of (a) twenty-four and nine-tenths percent (24.9%) of the Shares, and (b) the amount of Shares in a portfolio company that the Purchaser is allowed to own or control under the Banking Laws and other applicable law.

         PERSON -- means an individual, partnership, corporation, limited liability company, joint venture, trust, unincorporated organization, or a government or agency or political subdivision thereof.

         PROPERTY -- means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

         PURCHASER -- the introductory paragraph.

         PURCHASER TRANSFEREE - means any direct or indirect purchaser from, or transferee or assignee of, the Purchaser OTHER THAN: (a) a purchaser, transferee or assignee to which Shares or any portion of this Note representing the right to receive Shares is sold, transferred or assigned from the Purchaser either (i) in a widely dispersed public distribution, or (ii) in one or more private transactions that do not result in one purchaser, transferee or assignee obtaining more than four and nine-tenths percent (4.9%) of the Shares, or that portion of this NOTE representing the right to receive more than four and nine-tenths percent (4.9%) of the Shares, which purchaser, transferee or assignee purchases such Shares or such portion of this NOTE in the normal course of its business for investment purposes only, and with no intention of influencing control over the Company; and (b) any other purchaser, transferee or assignee to which the Company (in the case of this clause (b) only) consents, in the Company's sole discretion. A purchaser, transferee or assignee referred to in either clause (a) or clause (b) above is referred to herein as an "EXEMPT TRANSFEREE".

         REORGANIZATION SECURITIES -- means Securities of the Company or any other Person provided for by a plan of reorganization or readjustment the payment of which is subordinated, at least to the extent provided in Section 5 with respect to Subordinated Debt, to the payment of all Senior Debt at the time outstanding and to any Securities issued in respect thereof under any such plan of reorganization or readjustment.

         REQUIRED HOLDERS -- means, at any time, the holders of fifty-one percent (51%) in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by any one or more of the Company, any Subsidiary or any Affiliate).

         SEC -- means, at any time, the Securities and Exchange Commission or any other federal agency at such time administering the Securities Act.

         SECURITIES ACT -- means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

         SECURITIES PURCHASE AGREEMENT -- means the Amended and Restated Securities Purchase Agreement, dated as of the date hereof, between the Company and the Purchaser, relating to the offering and sale of the Notes and shares of the Common Stock.

         SECURITY -- means "security" as defined by section 2(1) of the Securities Act.

         SENIOR AGENT -- means and includes:

                  (d) for so long as the Senior Credit Agreement remains outstanding, General Electric Capital Corporation, as agent under the Senior Credit Agreement; and

                  (e) thereafter, any one agent or lender in respect of a successor revolving credit or similar agreement which is designated as a Senior Credit Facility, or representative of either, designated in writing to each holder of Notes by both the predecessor Senior Agent and the Company as being a "Senior Agent."

         SENIOR CREDIT AGREEMENT -- means the Credit Agreement, dated as of September 24, 1999, among ICON, the other "Credit Parties" signatory thereto, General Electric Capital Corporation, a New York corporation, for itself, as "Lender," and as Agent for "Lenders," Fleet National Bank, as "Lender" and as Syndication Agent, and the other "Lenders" signatory thereto from time to time, as such agreement is from time to time amended, restated or otherwise modified.

         SENIOR CREDIT FACILITY -- means and includes:

                  (a) the Senior Credit Agreement; or

                  (b) any one revolving credit agreement or similar agreement permitting the Company, subject to the conditions therein, to obtain loans or advances of cash, trade credits (including without limitation, letters of credit or bankers acceptances) or both, which agreement has refinanced, renewed, replaced or extended the Senior Debt governed by the terms of a Senior Credit Facility which both the Company and the Senior Agent under the predecessor Senior Credit Facility (or, if no such other agreement is then in effect, by the Company) have designated in writing to each holder of Notes as being a "Senior Credit Facility;" PROVIDED, HOWEVER, that, by making such designation, the predecessor Senior Credit Facility shall cease to be the Senior Credit Facility (but any Debt outstanding or incurred thereunder shall continue to be Senior Debt for so long as such Debt meets the definition thereof).

         SENIOR DEBT -- means and includes all obligations, liabilities and indebtedness of the Company now or hereafter existing, whether fixed or contingent, and whether for principal, interest (including interest accruing after the filing of a petition under the Bankruptcy Code, whether or not allowed), fees, expenses, indemnification or otherwise, in respect of Debt for borrowed money of the Company or any Subsidiary, whether currently existing or hereinafter incurred; PROVIDED, HOWEVER, that "Senior Debt" shall not include any Debt that, by its terms or the terms of any ancillary agreement with the holders of such Debt, is expressed to be subordinated in right of payment to, or PARI PASSU with, the Subordinated Debt. For the avoidance of doubt, trade indebtedness, the deferred purchase price of Property (including accounts payable arising in the ordinary course of business and all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such Property) and all other Debt other than Debt for borrowed money of the Company or any Subsidiary (whether or not secured by any Lien or Guarantied by the Company) shall not be "Senior Debt" hereunder.

         SENIOR DEBT DEFAULT -- means any default by the Company in the payment of the principal of or any sinking fund installments, if any, due with respect to, fees in respect of or interest on, any Senior Debt, or any default, or any event which, with notice or lapse of time or both, would constitute a default, in any other agreement, term or condition contained in any agreement under which any Senior Debt is issued or secured, which, in any such case, would cause, or would permit the holder thereof to cause, the acceleration of such Senior Debt .

         SENIOR OFFICER -- means any one or more of the chairman of the board of directors, the chief executive officer, the chief operating officer, the chief financial officer, and the president, of the Company.

         SHARES - means shares of the Common Stock.

         STANDSTILL PERIOD - Section 5.4.

         STOCKHOLDERS AGREEMENT -- means the Stockholders Agreement, dated as of the Closing Date, among the Company, ICON, HF Investment Holdings, LLC, each

Person listed on the signature pages thereto as a "Junior Management Initial Investor," Scott Watterson, Gary Stevenson and the Purchaser.

         SUBSIDIARY -- means, at any time, each corporation, association, limited liability company or other business entity which qualifies as a subsidiary of the Company that is properly included in a consolidated financial statement of the Company and its subsidiaries in accordance with GAAP at such time.

         SUBORDINATED DEBT -- means and includes all obligations, liabilities and indebtedness of the Company now or hereafter existing, whether fixed or contingent, and whether for principal, interest (including interest accruing after the filing of a petition under the Bankruptcy Code, to the extent allowed), fees, expenses, indemnification or otherwise, in respect of this Agreement and the Notes.

         SUCCESSOR CORPORATION -- Section 4.1.

         SUCCESSOR PROPERTY --means, in the case of any consolidation, merger, sale, conveyance or reclassification described in Section 7.8, the shares of Capital Stock, other securities, cash, Property or rights, warrants or options receivable upon such consolidation, merger, sale, conveyance or reclassification in respect of the shares of Common Stock held by a holder thereof.

         TENTATIVE PURCHASER OWNERSHIP LEVEL - means, at any time, a fraction (expressed as a percentage):

                           (i) the NUMERATOR of which shall be the sum of: (a)
                  the aggregate amount of Shares then held by the Purchaser and any Purchaser Transferees (which, for purposes of this definition, shall be deemed to include all Shares then outstanding and held by or for the benefit of the Purchaser or any Purchaser Transferees PLUS, those Shares that are not then outstanding, which are subject to options, warrants or other conversion privileges that are held by or for the benefit of the Purchaser or any Purchaser Transferee and that are then exercisable (but shall be deemed not to include any Shares that are not outstanding, which are subject to options, warrants or other conversion privileges that are held by or for the benefit of any other Person)), (b) the aggregate number of Shares to which the Purchaser and any Purchaser Transferee would otherwise then be entitled or required to own pursuant to Section 7.2(a) or Section 7.3(a) (the "CONVERTIBLE NOTE SHARES"), (c) the aggregate number of Shares to which the Purchaser and any Purchaser Transferee would otherwise then be entitled or required to own pursuant to the LLC Agreement and the Warrant (the "LLC SHARES"), and (d) any Shares to which the Purchaser and any Purchaser Transferee would otherwise then be entitled or required to own upon exercise of the CSFB Option (as such term is defined in Section 5.2 of the Stockholders Agreement) (the "OPTION SHARES"); and

                           (ii) the DENOMINATOR of which shall be the sum of:
                  (a) the aggregate number of Shares then outstanding (which, for purposes of this definition, shall be deemed to include all Shares then outstanding PLUS, those Shares that are not then outstanding, which are subject to options, warrants or other conversion privileges that are held by or for the benefit of the Purchaser or any Purchaser Transferee and that are then exercisable (but shall be deemed not to include any Shares that are not outstanding, which are subject to options, warrants or other conversion privileges that are held by or for the benefit of any other Person)), (b) the Convertible Note Shares, (c) the LLC Shares, and (d) the Option Shares (such sum, the "OWNERSHIP BASE");

PROVIDED, that no specific Shares (including the LLC Shares, the Convertible Note Shares and the Option Shares) shall be counted more than once in calculating either the numerator or the denominator set forth in clause (i) or clause (ii) above.

         TERM SHEET --means the term sheet, dated July 8, 1999, as amended and attached to the Exchange Offer and Consent Solicitation, dated July 30, 1999, as supplemented, for all outstanding 13% Senior Subordinated Notes due 2002 of ICON, 15% Senior Secured Discount Notes due 2004 of IHF Holdings, Inc., and 14% Senior Discount Notes due 2006 of ICON Fitness Corporation.

         TRANSFERS -- means and includes, with respect to any Property, any sales, leases, transfers or other dispositions of such Property; the term "TRANSFER," when used as a verb with respect to any Property, means to sell, lease as lessor, transfer or otherwise dispose of such Property; and the term "TRANSFERRED" has a correlative meaning.

         TRIGGERING EVENT -- means and includes:

                  (a) the occurrence of an event which would constitute a "Liquidity Event" under the definition of "Liquidity Event" set forth in the Stockholders Agreement;

                  (b) the liquidation, dissolution or winding-up of the Company or ICON; the commencement by the Company, ICON or any Subsidiary of any proceedings therefor; the commencement of any proceedings therefor by any other Person which the Company or ICON does not oppose; or the commencement of any proceedings therefor by any other Person which the Company and ICON oppose in which either any order for relief is granted to such other Person or which remains unstayed for a period of sixty
         (60) days; and

                  (c) the occurrence of an Event of Default referred to in
         Section 4.1(b).

         TRIGGERING EVENT NOTICE DATE -- Section 7.1(b).

         TRIGGERING EVENT NOTICE EVENT -- means any event which, with the giving of notice or the passage of time, or both, would become, or result in, a Triggering Event, including, without limitation, the execution of any written agreement which, when fully performed by the parties thereto, would result in a Triggering Event.

         VALUATION AGENT -- means a firm of independent certified public accountants, an investment banking firm or appraisal firm (which firm shall own no Securities of, and shall not be an Affiliate, Subsidiary or a related Person of, the Company) of recognized national standing retained by the Company and reasonably acceptable to the Required Holders.

         VOTING STOCK -- means, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time any stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency), and, in the case of the Company, shall include the Common Stock.

         WARRANT - means the HF Class C Units Purchase Warrant, dated September 27, 1999, issued by HF Investment Holdings, LLC, a Delaware limited liability company, to the Purchaser, as amended, restated or otherwise modified from time to time.

         6.2      ACCOUNTING PRINCIPLES.

                  (a) GENERALLY. Unless otherwise provided herein, all financial statements delivered in connection herewith will be prepared in accordance with GAAP. Where the character or amount of any asset or liability or item of income or expense, or any consolidation or other accounting computation is required to be made for any purpose hereunder, it shall be done in accordance with GAAP; PROVIDED, HOWEVER, that if any term defined herein includes or excludes amounts, items or concepts that would not be included in or excluded from such term if such term were defined with reference solely to GAAP, such term will be deemed to include or exclude such amounts, items or concepts as set forth herein.

                  (b) CONSOLIDATION. Whenever accounting amounts of a group of Persons are to be determined "on a consolidated basis" it shall mean that, as to balance sheet amounts to be determined as of a specific time, the amount that would appear on a consolidated balance sheet of such Persons prepared as of such time, and as to income statement amounts to be determined for a specific period, the amount that would appear on a consolidated income statement of such Persons prepared in respect of such period, in each case with all transactions among such Persons eliminated, and prepared in accordance with GAAP except as otherwise required hereby.

                  (c) CURRENCY. With respect to any determination, consolidation or accounting computation required hereby, any amounts not denominated in the currency in which this Agreement specifies shall be converted to such currency in accordance with the requirements of GAAP (as such requirements relate to such determination, consolidation or computation) and, if no such requirements shall exist, converted to such currency in accordance with normal banking procedures, at the closing rate as reported in THE WALL STREET JOURNAL published most recently as of the date of such determination, consolidation or computation or, if no such quotation shall then be available, as quoted on such date by any bank or trust company reasonably acceptable to the Required Holders.

         6.3      SECTION HEADINGS AND TABLE OF CONTENTS AND CONSTRUCTION.

                  (a) SECTION HEADINGS AND TABLE OF CONTENTS, ETC. The titles of the Sections of this Agreement and the Table of Contents of this Agreement appear as a matter of convenience only, do not constitute a part hereof and shall not affect the construction hereof. The words "herein," "hereof," "hereunder" and "hereto" refer to this Agreement as a whole and not to any particular Section or other subdivision. References to Sections are, unless otherwise specified, references to Sections of this Agreement. References to Annexes and Exhibits are, unless otherwise specified, references to Annexes and Exhibits attached to this Agreement.

                  (b) CONSTRUCTION. Each covenant contained herein shall be construed (absent an express contrary provision herein) as being independent of each other covenant contained herein, and compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with one or more other covenants.

         6.4      GOVERNING LAW.

         THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

7.       CONVERSION AND EXCHANGE OF NOTES FOR COMMON STOCK

         7.1      NOTICE OF OCCURRENCE OF A TRIGGERING EVENT.

                  (a) NOTICE OF TRIGGERING EVENT NOTICE EVENT. In the event of the obtaining of knowledge of a Triggering Event Notice Event by any Senior Officer, the Company will, within five (5) Business Days after the occurrence of such event, give notice of such Triggering Event Notice Event to each holder of Notes. Each such notice shall:

                           (i) be dated the date of the sending of such notice;

                           (ii) be executed by a Senior Officer;

                           (iii) refer to this Section 7.1(a); and

                           (iv) specify, in reasonable detail, the nature and
                  date of the Triggering Event Notice Event and the Triggering Event which would result therefrom.

                  (b) TRIGGERING EVENT NOTICE. In the event of a Triggering Event, the Company will, within five (5) Business Days after the occurrence of such event, or in the case of any Triggering Event the consummation or finalization of which would involve any action of the Company, at least ten (10) Business Days prior to such Triggering Event (the "TRIGGERING EVENT NOTICE DATE"), give notice of such Triggering Event to each holder of Notes. Each such notice shall:

                           (i) be dated the date of the sending of such notice;

                           (ii) be executed by a Senior Officer;

                           (iii) refer to this Section 7.1(b);

                           (iv) specify, in reasonable detail, the nature and
                  date (or anticipated date) of the Triggering Event; and (V) describe in detail the right of the holder of Notes described in Section 7.2 hereof and the right of such holder pursuant to
                  Section 7.2(c) to specify the date that any conversion of the Notes elected by such holder shall be deemed to be effected.

         7.2      CONVERSION OF NOTES AT OPTION OF HOLDER.

                  (a) CONVERSION RIGHT. Subject to Section 7.10 and Section 7.11, each holder of a Note may, not later than fifteen (15) days following the occurrence of a Triggering Event, at its option and election, convert the unpaid principal amount of such Note or any portion thereof, at the Conversion Price, into that number of fully paid and nonassessable shares of Common Stock which equals the quotient of:

                           (i) the principal amount to be so converted; DIVIDED
                  BY

                           (ii) the Conversion Price in effect at the time of
                  such conversion.

         At the time of such conversion, the holder shall elect the time at which such conversion shall become effective in accordance with Section 7.2(c) and, if no such election is made, such holder shall be deemed to have elected the earliest date upon which such conversion could have become effective in accordance with Section 7.2(c).

                  (b) MANNER OF CONVERSION; PARTIAL CONVERSION, ETC. Any Note may be converted in full or in part by the holder thereof by surrender of such Note, with a notice of conversion (a form of which is attached to each Note) attached thereto duly executed by such holder (specifying the portion of the principal amount thereof to be converted in the case of a partial conversion), to the Company on any Business Day following the Triggering Event Notice Date (but not later than fifteen (15) days following the occurrence of the related Triggering Event) at its principal office maintained in accordance with Section 3.1 of this Agreement; PROVIDED, HOWEVER, that in no case shall any conversion of Notes become effective unless the Triggering Event giving rise thereto shall have occurred. Upon any partial conversion of a Note, the Company at its expense will forthwith issue and deliver to or upon the order of the holder thereof a new Note or Notes in an aggregate principal amount equal to the unpaid and unconverted principal amount of such surrendered Note.

                  (c) WHEN CONVERSION EFFECTIVE. Each conversion shall be deemed to have been effected, at the option of the holder of Notes making such election, upon either:

                           (i) the date of, and at the time immediately
                  preceding, the occurrence of the Triggering Event giving rise to such conversion right; and

                           (ii) if such Business Day follows the date of such
                  Triggering Event, the Business Day on which such Note shall have been surrendered to the Company as provided in Section 7.2(b) of this Agreement;

         PROVIDED, HOWEVER, that in no case shall any conversion of Notes become effective unless the Triggering Event giving rise thereto shall have occurred.

         In either the case of clause (i) or clause (ii) above, at such time the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock (or Successor Property) shall be issuable upon such conversion shall be deemed to have become the holder or holders of record thereof.

                  (d) DELIVERY OF STOCK CERTIFICATES, ETC. As soon as practicable after the conversion of any Note, in whole or in part, and in any event within five (5) days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the holder of such Note or as such holder (upon payment by such holder of any applicable transfer taxes) may direct:

                           (i) a certificate or certificates for the number of
                  duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Successor Property) to which such holder shall be entitled upon such conversion, rounded up to the nearest whole share; and

                           (ii) in case such conversion is in part only, a new
                  Note or Notes in an aggregate principal amount equal to the unpaid and unconverted principal amount of such converted Note.

         7.3      EXCHANGE OF NOTES FOR COMMON STOCK BY THE COMPANY.

                  (a) EXCHANGE RIGHT. Subject to Section 7.10 and Section 7.11, the Company may, not later than fifteen (15) days following the occurrence of a Triggering Event, at its option and election, convert all, but not less than all, the unpaid principal amount of all Notes, at the Conversion Price, into that number of fully paid and nonassessable shares of Common Stock which equals the quotient of:

                           (i) the principal amount to be so converted; DIVIDED
                  BY

                           (ii) the Conversion Price in effect at the time of
                  such conversion.

                  (b) NOTICE OF EXCHANGE. In order to exercise its option pursuant to Section 7.3(a), the Company shall furnish, not later than fifteen (15) days after the occurrence of any Triggering Event, written notice to each holder of Notes. Such notice shall:

                           (i) be dated the date of the sending of such notice;

                           (ii) be executed by a Senior Officer;

                           (iii) refer to the right of the Company pursuant to
                  this Section 7.3;

                           (iv) state that the Company has exercised such right;

                           (v) state the date (the "EXCHANGE DATE") on which
                  such exchange shall become effective (which date shall be not earlier than the date of, and immediately preceding, the occurrence of the Triggering Event and not later than fifteen
                  (15) days following the date of the occurrence of the Triggering Event; PROVIDED, HOWEVER, that in no case shall any exchange of Notes pursuant to this Section 7.3 become effective unless the Triggering Event giving rise thereto shall have occurred);

                           (vi) state that, on the Exchange Date and after
                  giving effect to the occurrence of the relevant Triggering Event and the effectiveness of the exchange, all rights of the holders of the Notes (other than the right to receive shares of Common Stock in accordance with this Section 7.3), including the right to receive the principal amount of the Notes at maturity, shall cease; and

                           (vii) state that the holder may receive certificates
                  for the shares of Common Stock into which the Notes held by such holder were exchanged pursuant to Section 7.3(c) by surrender of such Note to the Company on any Business Day following the effective date of such exchange at its principal office maintained in accordance with Section 3.1 of this Agreement.

                  (c) DELIVERY OF SHARE CERTIFICATES. As soon as practicable after the surrender of any Note following the exchange thereof pursuant to this Section 7.3, and in any event within five (5) days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the holder of such Note or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Successor Property) to which such holder shall be entitled upon such conversion, rounded up to the nearest whole share.

                  (d) In the case of exercises under both Section 7.2 and
         Section 7.3, Section 7.3 shall control.

         7.4      RESERVATION OF SHARES.

         The Company shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion or exchange of the Notes, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Notes. The Company covenants that all shares of Common Stock which may be issued upon conversion or exchange of the Notes will upon issue be fully paid and non-assessable by the Company and free from all taxes, liens, and charges with respect to the issue thereof, and free of preemptive rights in favor of other Persons. At and after the effective time of any conversion or exchange, the Notes subject thereto shall evidence only the shares of Common Stock issuable in respect thereof.

         7.5 ADJUSTMENT OF CONVERSION PRICE IN RESPECT OF STOCK DIVIDENDS, STOCK SPLITS, ETC.

         In the event that the Company shall, on or after the date hereof:

                  (a) PAY a dividend in shares of additional Common Stock or make a distribution in shares of additional Common Stock in respect of shares of Common Stock;

                  (a) reclassify by subdivision its outstanding shares of Common Stock into a greater number of shares; or

                  (b) reclassify by combination its outstanding shares of Common Stock into a smaller number of shares;

then, and in each such case, the Conversion Price in effect at the time of the record date for such dividend or of the effective date of such subdivision or combination shall be adjusted to that price determined by multiplying the Conversion Price in effect immediately prior to such event by the quotient of:

                           (i) the total number of outstanding shares of Common
                  Stock immediately prior to such event; DIVIDED BY

                           (ii) the total number of outstanding shares of Common
                  Stock immediately after such event.

         7.6      DE MINIMIS CHANGES IN CONVERSION PRICE.

         No adjustment in the Conversion Price shall be required pursuant to
Section 7.5 unless such adjustment would require an increase or decrease of at least one cent (1(cent)); PROVIDED that any adjustments that, at the time of the calculation thereof, are less than one cent (1(cent)) at such time and by reason of this Section 7.6 are not required to be made at such time shall be carried forward and added to any subsequent adjustment or adjustments for purposes of determining whether such subsequent adjustment or adjustments, as so supplemented, exceed one cent (1(cent)) and, if any such subsequent adjustment, as so supplemented or otherwise, should exceed one cent (1(cent)), all adjustments deferred prior thereto and not previously made shall then be made. In any case, all such adjustments being carried forward pursuant to this Section 7.6 shall be given effect upon the conversion or exchange of the Notes for purposes of determining the Conversion Price applicable thereto. All calculations shall be made to the nearest cent.

         7.7      NOTICE OF CHANGE IN CONVERSION PRICE.

         The Company shall give prompt written notice of any change in the Conversion Price to each holder of Notes. Each such notice shall set forth:

                  (a) the Conversion Price both before and after the event;

                  (b) a brief statement of the facts requiring such adjustments; and

                  (c) the computation by which such adjustments were made.

         7.8      EFFECT OF CONSOLIDATION, MERGER, SALE OR RECLASSIFICATION.

         In the event that there shall be:

                  (a) any consolidation of the Company with, or merger of the Company with or into, another Person (other than a merger in which the Company is the surviving corporation and that does not result in any reclassification or change of shares of Common Stock outstanding immediately prior to such merger);

                  (b) any sale or conveyance to another Person of the Property of the Company or ICON substantially as an entirety; or

                  (c) any reclassification of the Common Stock that results in the issuance of Successor Property to the holders thereof;

then, in each such case, lawful provision shall be made as a part of the terms of such transaction so that the holders of the Notes shall thereafter have the right to purchase the amount and kind of Successor Property receivable upon such consolidation, merger, sale, conveyance or reclassification by a holder of such number of shares of Common Stock as the holder of such Notes would have had the right to acquire upon the conversion or exchange thereof immediately prior to such consolidation, merger, sale, conveyance or reclassification, at the Conversion Price then in effect; and, without further action on the part of any Person, each Note will thereafter represent the right to receive, upon conversion or exchange thereof, such Successor Property as is so receivable. At the time of each such consolidation, merger or sale, the Person surviving such merger or consolidation or the Person to whom such sale or conveyance is made, as the case may be, shall expressly assume the due and punctual observance and performance of each and every provision of this Section 7 and all obligations and liabilities of the Company hereunder (subject to the foregoing sentence).

         7.9      COMMON STOCK SUBJECT TO STOCKHOLDERS AGREEMENT.

         Subject to Section 7.10, the Notes, and all Common Stock issued upon conversion or exchange of the Notes pursuant to this Section 7, and the rights and obligations of the Company and the holders of the Notes and the Common Stock issued upon conversion or exchange of the Notes pursuant to this Section 7, shall be subject to the provisions of the Stockholders Agreement and the holders of the Notes and such Common Stock shall be entitled to all of the benefits thereof.

         7.10     INTEREST IN EXCESS OF 24.9%.

         Notwithstanding any other provision of this Agreement (other than Section 7.11), any other Financing Document, the LLC Agreement or the Warrant, in the event and to the extent that the Tentative Purchaser Ownership Level would at any time at or after the occurrence of a Triggering Event that this
Note is owned by or for the benefit of the Purchaser or any Purchaser Transferee thereof, exceed the Permissible Purchaser Ownership Level, the following provisions shall apply:

                  (a) GENERAL.

                           (i) FIRST, that portion of the Warrant which would
                  otherwise represent Excess Shares will not be exercisable, in which event the number of Excess Shares will be recomputed such that the LLC Shares which are not issuable as a result of this Section 7.10(a)(i) are subtracted from both the numerator and the denominator of the Tentative Purchaser Ownership Level definition;

                           (ii) SECOND, that portion of the conversion right and
                  the exchange right in Section 7.2(a) and Section 7.3(a) of this Agreement, which would otherwise result in the issuance of Excess Shares, will not be exercisable and, accordingly, shall not permit or require (as applicable) the Purchaser or any Purchaser Transferee to acquire any Excess Shares, in which event the number of Excess Shares will be recomputed by subtracting the Convertible Note Shares which are not issuable as a result of this Section 7.10(a)(ii) from both the numerator and denominator of the Tentative Purchaser Ownership Level definition (as previously recalculated pursuant to Section 7.10(a)(i)); and

                           (iii) THIRD, that portion of the Option Shares which
                  would otherwise represent Excess Shares will not be exercisable, in which event the number of Excess Shares will be recomputed such that the Option Shares which are not issuable as a result of this Section

                  7.10(a)(iii) are subtracted from both the numerator and the denominator of the Tentative Purchaser Ownership Level definition (as previously recalculated pursuant to Sections 7.10(a)(i) and 7.10(a)(ii)).

                  EXCESS SHARE TRANSFER RIGHTS. At the request of the Purchaser, to the extent there has been a change in law or enforcement of the Banking Laws, the Company shall (i) use its best efforts to assist the Purchaser in locating one or more Exempt Transferees for that portion of the Note representing the right to receive Excess Shares (determined, solely, for this purpose, (x) immediately after giving effect to any transfer of the LLC Shares to an Exempt Transferee (as defined in Section 11 of the Warrant) pursuant to and in accordance with Section 1.5(b) of the Warrant, to the extent such transfer occurs prior to or simultaneously with any transfer pursuant to this Section 7.10(b), and (y) without giving effect to the recomputation of the number of Excess Shares as contemplated by Section 7.10(a)(i), Section 7.10(a)(ii) and Section 7.10(a)(iii) of this Agreement), and (ii) consent to the Purchaser effecting such transfer(s); PROVIDED, HOWEVER, that no such transfer shall be effective until the transferee has delivered to the Company a written acknowledgement and agreement in form and substance reasonably satisfactory to the Company that any shares of stock of the Company to be distributed by the Company to such transferee, following exercise by such transferee of the Note, shall be subject to all the provisions of the Stockholders Agreement and that such transferee is bound thereby and a party thereto to the same extent as the holder from whom the transfer was made.

                  (b) In the event that any portion of the Warrant, of the conversion and exchange rights under Section 7.2(a) or 7.3(a) of this Agreement, or of the CSFB Option becomes not exercisable by virtue of clause (a) above (or in the case of the Warrant, by virtue of Section 1.5(a) thereof), the right to exercise (or in the case of the Company, the right to cause the exercise of) such unexercisable portion shall be suspended until, and become effective upon, the earliest time and to the maximum extent consistent with the Tentative Purchaser Ownership Level not exceeding, at the time of the effectiveness of any right to exercise (or to cause an exercise), the Permissible Ownership Level, such effectiveness to be allocated among the Option Shares, the Note and the Warrant in the reverse order of clauses (iii), (ii) and (i) of clause (a) of this Section 7.10.

         7.11     AUTOMATIC CONVERSION UPON INSOLVENCY.

         Notwithstanding any other provision of this Agreement, any other Financing Document, the LLC Agreement or the Warrant, upon the occurrence of an Event of Default referred to in Section 4.1(b), the entire unpaid principal amount of the

Notes shall automatically convert, at the Conversion Price, into that number of fully paid and nonassessable shares of Common Stock which equals the quotient of:

                           (i) the principal amount so converted; DIVIDED BY

                           (ii) the Conversion Price in effect at the time of
                  such conversion.

As soon as practicable after the surrender of any Note following the occurrence of such conversion pursuant to this Section 7.11, and in any event within five
(5) days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the holder of such Note or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Successor Property) to which such holder shall be entitled upon such conversion, rounded up to the nearest whole share.

8.       MISCELLANEOUS

         8.1      COMMUNICATIONS.

                  (a) METHOD; ADDRESS. All communications hereunder or under the Notes shall be in writing and shall be delivered either by nationwide overnight courier or by facsimile transmission (confirmed by delivery by nationwide overnight courier sent on the day of the sending of such facsimile transmission). Communications to the Company shall be addressed as set forth on Annex 2, or at such other address of which the Company shall have notified each holder of Notes. Communications to the Senior Agent shall be addressed as set forth on Annex 2, or at such other one address of which the Senior Agent and the Company both shall have notified each holder of Notes. Communications to the holders of the Notes shall be addressed as set forth on Annex 1 by such holder, or at such other address of which such holder shall have notified the Company (and the Company shall record such address in the register for the registration and transfer of Notes maintained pursuant to Section 3.1.

                  (b) WHEN GIVEN. Any communication addressed and delivered as herein provided shall be deemed to be received when actually delivered to the address of the addressee (whether or not delivery is accepted) or received by the telecopy machine of the recipient. Any communication not so addressed and delivered shall be ineffective.

                  (c) SERVICE OF PROCESS. Notwithstanding the foregoing provisions of this Section 8.1, service of process in any suit, action or proceeding arising out of or relating to this agreement or any document, agreement or transaction contemplated hereby, or any action or proceeding to execute or otherwise enforce any judgment in respect of any breach hereunder or under any document or agreement contemplated hereby, shall be delivered in the manner provided in Section 8.7(c).

         8.2      REPRODUCTION OF DOCUMENTS.

         This Agreement and all documents relating hereto, including, without limitation, consents, waivers and modifications that may hereafter be executed, documents received by you at the closing of your purchase of the Notes (except the Notes themselves), and financial statements, certificates and other information previously or hereafter furnished to any holder of Notes, may be reproduced by the Company or any holder of Notes by any photographic, photostatic, microfilm, micro-card, miniature photographic, digital or other similar process and each holder of Notes may destroy any original document so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Company or such holder of Notes in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. Nothing in this Section 8.2 shall prohibit the Company or any holder of Notes from contesting the accuracy or validity of any such reproduction.

         8.3      ENTIRE AGREEMENT.

         This Agreement, the Notes and the other Financing Documents embody the entire agreement and understanding among the Company and the Purchasers, and supersede all prior agreements and understandings, relating to the subject matter hereof.

         8.4      SUCCESSORS AND ASSIGNS.

         This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto. The provisions hereof are intended to be for the benefit of all holders, from time to time, of Notes, and shall be enforceable by any such holder whether or not an express assignment to such holder of rights hereunder shall have been made by you or your successor or assign. Anything contained in this Section 8.4 notwithstanding, the Company may not assign any of its respective rights, duties or obligations hereunder or under any of the other Financing Documents without the prior written consent of all holders of Notes. For purposes of the avoidance of doubt, any holder of a Note shall be permitted to pledge or otherwise grant a Lien in and to such Note (including, without limitation, pledging such Note to a trustee for the benefit of certain secured noteholders pursuant to documents relating to the financing of such holder or to one or more banks or other institutions providing financing in connection with the purchase by such holder of such Note); PROVIDED, HOWEVER, that any such pledgee or holder of a Lien shall not be considered a holder hereunder until it shall have foreclosed upon such
Note in accordance with applicable law and informed the Company, in writing, of the same. Notwithstanding the foregoing, if any conflict exists between the terms of this Section 8.4 and the terms of the Stockholders Agreement, the terms of the Stockholders Agreement shall control.

         8.5      AMENDMENT AND WAIVER.

                  (a) REQUIREMENTS. This Agreement may be amended, and the observance of any term hereof may be waived, with (and only with) the written consent of the Company and the Required Holders; PROVIDED, HOWEVER, that no such amendment or waiver shall, without the written consent of the holders of all Notes (exclusive of Notes held by the Company, any Subsidiary or any Affiliate) at the time outstanding;

                           (i) change the amount or time of the required payment
                  of principal;

                           (ii) amend or waive the provisions of Section 5, or
                  amend or waive any defined term to the extent used therein;

                           (iii) amend or waive the definition of "Required
                  Holders;" or

                           (iv) amend or waive this Section 8.5 or amend or
                  waive any defined term to the extent used herein.

         The holder of any Note may specify that any such written consent executed by it shall be effective only with respect to a portion of the Notes held by it (in which case it shall specify, by dollar amount, the aggregate principal amount of Notes with respect to which such consent shall be effective) and in the event of any such specification such holder shall be deemed to have executed such written consent only with respect to the portion of the Notes so specified.

                  No amendment, supplement or modification of the provisions of
         Section 5, or any defined term to the extent used therein, shall be effective as to any holder of Senior Debt who has not consented to such amendment, supplement or modification.

                  (b) BINDING EFFECT. Any amendment or waiver consented to as provided in this Section 8.5 shall apply equally to all holders of Notes and shall be binding upon them and upon each future holder of any Note and upon the Company whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.

         8.6      EXPENSES.

                  (a) AMENDMENTS AND WAIVERS. The Company shall pay when billed the reasonable costs and expenses (including reasonable attorneys' fees) incurred by the holders of the Notes in connection with the consideration, negotiation, preparation or execution of any amendments, waivers, consents, standstill agreements and other similar agreements with respect to this Agreement or any other Financing Document (whether or not any such amendments, waivers, consents, standstill agreements or other similar agreements are executed).

                  (b) RESTRUCTURING AND WORKOUT, INSPECTIONS. At any time when the Company and the holders of Notes are conducting restructuring or workout negotiations in respect hereof, or a Default or Event of Default exists, the Company shall pay when billed the reasonable costs and expenses (including reasonable attorneys' fees and the fees of professional advisors) incurred by the holders of the Notes in connection with the assessment, analysis or enforcement of any rights or remedies that are or may be available to the holders of Notes, including, without limitation, in connection with inspections of any of the Properties, books of account, records, reports and other papers of the Company or any of the Subsidiaries; PROVIDED, HOWEVER, that at all times during which no restructuring or workout negotiations are continuing and no Default or Event of Default exists, inspections will be at the expense of the inspecting holder of Notes.

                  (c) COLLECTION. If the Company shall fail to pay when due the principal of any Note, the Company shall pay to each holder of Notes, to the extent permitted by law, such amounts as shall be sufficient to cover the costs and expenses, including but not limited to reasonable attorneys' fees, incurred by such holder in collecting any sums due on such Note.

         8.7      WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION; ETC.

                  (a) WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH

         PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 8.7(A) CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 8.7(A) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

                  (b) CONSENT TO JURISDICTION. Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the state courts of the State of New York sitting in the County of New York or the United States District Court for the Southern District of New York for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights, the court in which such litigation is being heard shall be deemed to be included in clause (a) above.

                  (c) SERVICE OF PROCESS. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by New York law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 8.1 is reasonably calculated to give actual notice. The provisions of this Section 8.7(c) shall not restrict the ability of any party to enforce in any court any judgment obtained in the federal or state courts of the State of New York.

         8.8      EXECUTION IN COUNTERPART.

         This Agreement may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party hereto, and each set of counterparts that, collectively, show execution by each party hereto shall constitute one duplicate original.



 [Remainder of page left intentionally blank; Next page is the signature page.]

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered by one of its duly authorized officers or representatives.

                                          HF HOLDINGS, INC.


                                          By:_________________________________
                                             Name:
                                             Title:


                                          CREDIT SUISSE FIRST BOSTON CORPORATION


                                          By:_________________________________
                                             Name:
                                             Title:





                     [Signature page to the Note Agreement]

                                     ANNEX 1
                   ADDRESS OF PURCHASER; PAYMENT INSTRUCTIONS

================================================================================
PURCHASER NAME                           CREDIT SUISSE FIRST BOSTON CORPORATION
--------------------------------------------------------------------------------
Name in which Note is Registered         CREDIT SUISSE FIRST BOSTON CORPORATION

================================================================================
Note Registration Number; Principal      R-1; $7,500,000
Amount of Note

--------------------------------------------------------------------------------
Payments on Account of Note
         Method
                                         Federal Funds Wire Transfer
         Account Information
                                         Citibank
                                         New York, NY
                                         ABA No.:  021-000-089
                                         Acct. Name: Credit Suisse First
                                                     Boston-Distressed
                                         Acct. No.: 4080-4716
                                         Re:  HF Holdings, Inc.
                                         Attn.:  Demetri Catis
--------------------------------------------------------------------------------
Accompanying Information                 Name of Company:  HF HOLDINGS, INC.
                                         Description of
                                         Security: 0% Convertible Subordinated
                                                   Notes due September 27, 2011

                                         Due Date and Application (as among
                                         principal) of the payment being made:
================================================================================

================================================================================
Address for Notices Related              Credit Suisse First Boston Corporation
to Payments                              Eleven Madison Avenue
                                         New York, NY 10010-3629
                                         Attn:  Christopher Pechock
                                         Fax:  212.325.8290
--------------------------------------------------------------------------------
Address for All Other Notices            Credit Suisse First Boston Corporation
                                         Eleven Madison Avenue
                                         New York, NY 10010-3629
                                         Attn:  Christopher Pechock
                                         Fax:  212.325.8290

                                         WITH A COPY TO:

                                         Bingham Dana LLP
                                         One State Street
                                         Hartford, CT 06103-3178
                                         Attn:  Evan D. Flaschen
                                         Fax :  860.240.2800

--------------------------------------------------------------------------------
Other Instructions                       Signature Page Format:

                                         CREDIT SUISSE FIRST BOSTON CORPORATION

                                         By___________________________
                                           Name:
                                           Title:

--------------------------------------------------------------------------------
Tax Identification Number                13-5659485
================================================================================


                                   Annex 1-2

                                     ANNEX 2
                              ADDRESSES FOR NOTICES

ADDRESS OF COMPANY FOR NOTICES:
HF Holdings, Inc.
c/o ICON Health & Fitness, Inc.
875 South Main Street
Logan, Utah 84321
Telephone:  435 750-4000
Facsimile:  435 753-3665
Attn:  President


ADDRESS OF SENIOR AGENT FOR NOTICES:
General Electric Capital Corporation
10 South LaSalle Street, Suite 2700
Chicago, Illinois 60603
Attention:  ICON Health & Fitness, Account Manager
Telephone:  312 419-0985
Facsimile:  312 419-5992


                                   Annex 2-1

                                                                    ATTACHMENT A

                                 [FORM OF NOTE]

   THIS NOTE WAS ISSUED IN A PRIVATE PLACEMENT, WITHOUT REGISTRATION UNDER THE
      SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE
   REGISTRATION UNDER THE ACT COVERING THE TRANSFER OR AN OPINION OF COUNSEL, SATISFACTORY TO THE ISSUER, THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED.
         IN ADDITION, THIS NOTE IS SUBJECT TO RESTRICTIONS ON VOTING AND TRANSFER AND REQUIREMENTS OF SALE AND OTHER PROVISIONS AS SET FORTH IN THE
    STOCKHOLDERS AGREEMENT DATED AS OF SEPTEMBER 27, 1999, AS AMENDED AND IN
     EFFECT FROM TIME TO TIME, AND CONSTITUTES A CSFB SECURITY AS DEFINED IN
      SUCH STOCKHOLDERS AGREEMENT. THE COMPANY WILL FURNISH A COPY OF SUCH
                  AGREEMENT TO THE HOLDER OF THIS NOTE WITHOUT
                          CHARGE UPON WRITTEN REQUEST.


                                HF HOLDINGS, INC.

             0% CONVERTIBLE SUBORDINATED NOTE DUE SEPTEMBER 27, 2011

No. R-__
$_______                                                     __________ __, ____

         HF HOLDINGS, INC. (together with its successors, the "Company"), a Delaware corporation, for value received, hereby promises to pay to ______ or registered assigns the principal sum of ______ DOLLARS ($______) on September 27, 2011.

         Payment of principal shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts to the registered holder hereof at the address shown in the register maintained by the Company for such purpose, in the manner provided in the Note Agreement (defined below).

         This Note is one of an issue of Notes of the Company issued in an aggregate principal amount limited to Seven Million Five Hundred Thousand Dollars ($7,500,000) pursuant to the Amended and Restated Note Agreement (as may be amended, restated or otherwise modified from time to time, the "Note Agreement"), dated as of September 27, 1999, between the Company and the purchaser listed on Annex 1 thereto. The holder of this Note is entitled to the benefits of the Note Agreement. This Note is subject to the terms of the Note Agreement, and such terms are incorporated herein by reference. Capitalized terms used herein and not defined herein have the meanings specified in the Note Agreement.

         All of the principal of this Note may, under certain circumstances, be declared due and payable in the manner and with the effect provided in the Note Agreement.

         This Note is a registered Note and is transferable only by surrender at the principal office of the Company as specified in the Note Agreement, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing.

         The obligations evidenced by this Note are subordinated to the Senior Debt on the terms provided in the Note Agreement.

         THIS NOTE AND THE NOTE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                                                HF HOLDINGS, INC.


                                                By:_________________________
                                                   Name:
                                                   Title:

                         [FORM OF NOTICE OF CONVERSION]

To HF HOLDINGS, INC.

         The undersigned elects to convert $______________________ in principal amount of the accompanying Note into the number of shares of Common Stock of HF Holdings, Inc. issuable upon the conversion of such principal amount of such Note, and requests that the certificates for such shares be issued in the name of:


------------------------------------------------------------------------
(Please print or type name, address and zip code.)


------------------------------------------------------------------------
(Please insert social security number or tax ID number
If such principal amount of the accompanying Note shall not be the entire principal amount of the accompanying Note, a new Note or Notes for the balance remaining of such Note shall be registered in the name of and delivered to:


------------------------------------------------------------------------
(Please print or type name, address and zip code.)


------------------------------------------------------------------------
(Please insert social security number or tax ID number

The undersigned elects that the conversion of the accompanying Note shall be deemed to have been effected upon:

         |_| the date of, and at the time immediately preceding, the occurrence of the "Triggering Event" giving rise to such conversion right; or

         |_| the Business day on which the accompanying Note shall have been surrendered to the Company.

Dated: ____________________, _________


                                                 [HOLDER]


                                                 By:_________________________

                                     NOTICE

         The signature to the foregoing Notice of Conversion must correspond to the name as written upon the face of the accompanying Note or any prior assignment thereof in every particular, without alteration or enlargement or any change whatsoever.